                                                                                            Exhibit 11
                              Harte-Hanks Communications, Inc. and Subsidiaries
                                       Earnings Per Share Computations
                                    (in thousands, except per share data)

                                                   PRIMARY

                                                               Three Months Ended June 30,
                                                                    1994               1993


Net income (loss).........................                         $ 6,939           $(53,167)

Shares used in net earnings per
  share computations......................                          19,031             12,007

Net income (loss) per share...............                         $   .36           $  (4.43)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                               Three Months Ended June 30,
                                                                    1994               1993


Average outstanding common shares.........                          18,178             11,878
Average common equivalent shares --
  dilutive effect of option shares........                             853               --
Dilutive effect of options issued in
  the preceding twelve months prior
  to the initial public offering..........                            --                  129
Shares used in net earnings
  per share computations..................                          19,031             12,007

                                                FULLY DILUTED

                                                               Three Months Ended June 30,
                                                                    1994               1993


Net income (loss).........................                         $ 6,939           $(53,167)

Adjusted net income (loss)
  for interest on convertible note........                         $ 7,127           $(53,167)

Shares used in net earnings
  per share computations..................                          20,483             12,007

Net income (loss) per share...............                         $   .35           $  (4.43)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                               Three Months Ended June 30,
                                                                    1994               1993


Average outstanding common shares.........                          18,178             11,878
Average common equivalent shares --
  dilutive effect of option shares........                             876               --
Dilutive effect of convertible note.......                           1,429               --
Dilutive effect of options issued
  in the preceding twelve months prior
  to the initial public offering..........                            --                  129
Shares used in net earnings
  per share computations..................                          20,483             12,007

                              Harte-Hanks Communications, Inc. and Subsidiaries
                                       Earnings Per Share Computations
                                    (in thousands, except per share data)


                                                   PRIMARY

                                                                Six Months Ended June 30,
                                                                    1994               1993


Net income (loss).........................                         $ 9,206           $(54,289)

Shares used in net earnings per
  share computations......................                          19,041             12,008

Net income (loss) per share...............                         $   .48           $  (4.52)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                Six Months Ended June 30,
                                                                    1994               1993


Average outstanding common shares.........                          18,162             11,879
Average common equivalent shares --
  dilutive effect of option shares........                             879               --
Dilutive effect of options issued in
  the preceding twelve months prior
  to the initial public offering..........                            --                  129
Shares used in net earnings
  per share computations..................                          19,041             12,008

                                                FULLY DILUTED
                                                                Six Months Ended June 30,
                                                                    1994               1993


Net income (loss).........................                         $ 9,206           $(54,289)

Adjusted net income (loss)
  for interest on convertible note........                         $ 9,582           $(54,289)

Shares used in net earnings
  per share computations..................                          20,483             12,008

Net income (loss) per share...............                         $   .47           $  (4.52)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                                Six Months Ended June 30,
                                                                    1994               1993

Average outstanding common shares.........                          18,162             11,879
Average common equivalent shares --
  dilutive effect of option shares........                             892               --
Dilutive effect of convertible note.......                           1,429               --
Dilutive effect of options issued
  in the preceding twelve months prior
  to the initial public offering..........                            --                  129
Shares used in net earnings
  per share computations..................                          20,483             12,008